HYDRON TECHNOLOGIES, INC. AND SUBSIDIARIES

        Exhibit (11) - Statement Re: Computation of Earnings Per Share

                                 Three Months Ended       Nine Months Ended
                                    September 30,          September 30,
                               ----------------------  ----------------------
                                  1995        1994        1995        1994
                               ----------  ----------  ----------  ----------
Primary:
Average shares outstanding     22,629,607  21,922,558  22,496,553  21,938,555
Net effect of dilutive stock
 options - based on the
 treasury stock method using
 average market price             513,050     607,093     651,858     509,500
                               ----------  ----------  ----------  ----------
Totals                         23,142,657  22,529,651  23,148,411  22,448,055
                               ==========  ==========  ==========  ==========
Net income                     $  375,808  $  882,179  $1,780,473  $2,150,120
                               ==========  ==========  ==========  ==========
Per share amount               $     0.02  $    0.04   $     0.08  $     0.10
                               ==========  ==========  ==========  ==========

Fully diluted:
Average shares outstanding     22,629,607  21,922,558  22,496,553  21,938,555
Net effect of dilutive stock
 options - based on the
 treasury stock method using
 quarter-end market price         513,050   1,040,813     668,816   1,016,414
                               ----------  ----------  ----------  ----------
Totals                         23,142,657  22,963,371  23,165,369  22,954,969
                               ==========  ==========  ==========  ==========
Net income                     $  375,808  $  882,179  $1,780,473  $2,150,120
                               ==========  ==========  ==========  ==========
Per share amount               $     0.02  $     0.04  $     0.08  $     0.09
                               ==========  ==========  ==========  ==========